Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that I do hereby appoint each of Kimberlee R. Coleman , Jason L. Langford and Heather Papaleo, with full power of substitution, re-substitution, and delegation, the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in the undersigned’s capacity as an officer of Eastward Fund Management, LLC (the “Company”), to:

1.	Take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID and amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

2.	Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), or any rule or regulation thereunder, including under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder or under Rule 144 of the Securities Act (“Rule 144”), including Forms 3, 4 and 5, Schedules 13D, 13G, and 13F, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

3.	Submit and file SEC Filings with the SEC utilizing the EDGAR system or cause them to be submitted and filed by a person appointed under Section 5 below;

4.	File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company’s securities may be listed or traded;

5.	Act as an account administrator for the undersigned’s EDGAR account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

6.	Cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; and

7.	Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a)	This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)	The Attorney-in-Fact does not assume any liability for the undersigned’s responsibility to comply with the requirements of the Securities Act, the Exchange Act or any rule or regulation thereunder, or any liability of the undersigned for any failure to comply with such requirements; and

d)	This Power-of-Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Securities Act, the Exchange Act or any rule or regulation thereunder, including, without limitation, the reporting requirements under Section 13 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make SEC Filings, including any amendments thereto, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of August, 2026.

Eastward Fund Management, LLC

By:	/s/ Dennis P. Cameron
Name:	Dennis P. Cameron
Title:	Chief Executive Officer

STATE OF	Pennsylvania

COUNTY OF	Delaware

The undersigned, a notary public in and for the above city and state, hereby certifies that the foregoing instrument was acknowledged before me on this 10th day of August 2026 by the above-named signatory.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Patrick Wagner
Name:	Notary Public

My Commission Expires: 4/25/2028

Commonwealth of Pennsylvania – Notary Seal PATRICK WAGNER – Notary Public Delaware County My Commission Expires April 25, 2028 Commission Number 120678

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